S T R U C T U R E D I N V E S T M E N T S

Client Strategy Guide: June 2013 Offerings	Free Writing Prospectus Dated June 17, 2013 Registration Statement No. 333-172562 Filed Pursuant to Rule 433

This material was not prepared by the Research Departments of Morgan Stanley Smith Barney LLC, Morgan Stanley & Co. LLC, or Citigroup Global Markets Inc., and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks.

Client Strategy Guide: June 2013 Offerings	Page 2

Important Information Regarding Offering Documents	page 3
Selected Features & Risk Disclosures	page 4
Structured Investments Spectrum	page 5

Tactical Offerings

Offerings with terms of 18 months or less

Leveraged Performance	page 6

Strategic Offerings

Offerings with terms of more than 18 months

Leveraged Performance	Jump Securities based upon the Performance of Shares of the SPDR® S&P ® 500 ETF Trust (SPY) Relative to Shares of the iShares® Barclays 20+ Year Treasury Bond Fund (TLT) by Citigroup Inc.	page 8 page 10
	Buffered PLUSSM based on the S&P 500® Index (SPX) by Citigroup Inc.	page 12
page 14 page 16 page 18

Access	page 20

Partial Principal at Risk Securities	page 22

Market-Linked Deposits - FDIC Insured	page 24

Selected Risks & Considerations	page 26

This material was not prepared by the Research Departments of Morgan Stanley Smith Barney LLC, Morgan Stanley & Co. LLC, or Citigroup Global Markets Inc. and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks.	June 2013

Client Strategy Guide: June 2013 Offerings	Page 3

Important Information Regarding Offering Documents

The products set forth in the following pages are intended as a general indication only of the Structured Investments offerings available through Morgan Stanley Wealth Management through the date when the ticketing closes for each offering. Morgan Stanley Wealth Management or the applicable issuer reserves the right to terminate any offering prior to its trade date, to postpone the trade date, or to close ticketing early on any offering. The information set forth herein provides only a summary of terms and does not contain the complete terms and conditions for any offering of an SEC Registered Offering or a Market-Linked Certificate of Deposit. You should read the complete offering materials referenced below before you invest in any product.

Additional Information for SEC Registered (Public) Offerings

Each issuer has separately filed a registration statement (including a prospectus) with the Securities & Exchange Commission (or SEC), for the offerings by that issuer to which this Strategy Guide relates. Before you invest in any of the offerings identified in this Strategy Guide, you should read the prospectus and the applicable registration statement, the applicable pricing supplement, prospectus supplements and any other documents relating to the offering that the applicable issuer has filed with the SEC for more complete information about the applicable issuer and the offering. You may get these documents without cost by visiting EDGAR on the SEC web site at www.sec.gov.

—	For Registered Offerings Issued by Citigroup Inc.:	Citigroup Inc.’s CIK on the SEC web site is 0000831001

Alternatively, Morgan Stanley Wealth Management will arrange to send you the prospectus and any other documents related to the offering electronically or hard copy if you so request by calling the toll-free number 1-800-584-6837 or emailing prospectus@morganstanley.com or by calling your Financial Advisor.

The securities described herein (other than the market-linked certificates of deposit) are not bank deposits and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency, nor are they obligations of, or guaranteed by, a bank.

Additional Information for Market-Linked Certificates of Deposit (MLDs)

MLDs are not SEC registered offerings. Before you invest in any MLD, you should read the complete offering materials applicable to such MLD. For indicative terms and conditions on any Market-Linked Certificate of Deposit, please contact your Morgan Stanley Financial Advisor or call the toll-free number 1-800-584-6837.

Each issuer listed above is the issuer for offerings only where expressly identified. None of the issuers are responsible for the filings made with the SEC by the other issuers identified in this document.

This material was not prepared by the Research Departments of Morgan Stanley Smith Barney LLC, Morgan Stanley & Co. LLC, or Citigroup Global Markets Inc. and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks.	June 2013

Client Strategy Guide: June 2013 Offerings	Page 4

Selected Features & Risk Disclosures

Features

Structured Investments offer investors choices in terms of underlying asset, market view, time horizon, potential returns and risk tolerance.

Such features may include:

o	Varying levels of exposure to potential capital appreciation or depreciation

o	Returns based on a defined formula

o	Variety of underlying assets, including equities, commodities, currencies and interest rates

o	Minimum investment of $1,000, unless otherwise noted

Key Risks

An investment in Structured Investments involves a variety of risks. The following are some of the significant risks related to Structured Investments. Please refer to the “Selected Risks & Considerations” section at the end of this brochure for a fuller description of these risk factors.

The market price of Structured Investments may be influenced by a variety of unpredictable factors. Several factors may influence the value of a particular Structured Investment in the secondary market, including, but not limited to, the value and volatility of the underlying asset, interest rates, credit spreads charged by the market for taking the applicable issuer’s credit risk, dividend rates on any equity underlying asset, and time remaining to maturity. In addition, we expect that the secondary market price of a Structured Investment will be adversely affected by the fact that the issue price of the Structured Investment includes the agent’s commissions and expected profit.

Issuer credit risk. All payments on Structured Investments are dependent on the applicable issuer’s ability to pay all amounts due and therefore investors are subject to the credit risk of the applicable issuer.

Secondary trading may be limited. There may be little or no secondary market for a particular Structured Investment. If the applicable pricing supplement so specifies, we may apply to list a Structured Investment on a securities exchange, but it is not possible to predict whether any Structured Investment will meet the listing requirements of that particular exchange, or if listed, whether any secondary market will exist.

Appreciation potential or participation in the underlying asset may be limited. The terms of a Structured Investment may limit the maximum payment at maturity or the extent to which the return reflects the performance of the underlying asset.

Potential loss of principal. The terms of a Structured Investment may not provide for the return of principal and an investment may result in a loss of some or all of your principal. Even where repayment of principal is provided for by the terms of the Structured Investment, it is still subject to the credit risk of the applicable issuer and the applicable issuer’s ability to repay its obligations. In addition, you may receive less, and possibly significantly less, than the stated principal amount if you sell your investment prior to maturity.

Structured Investments that provide for repayment of principal typically do not make periodic interest payments. Unlike ordinary debt securities, Structured Investments that provide for repayment of principal typically do not pay interest. Instead, at maturity, the investor receives the principal amount plus a supplemental redemption amount, if any, based on the performance of the underlying asset, in each case, subject to the credit risk of the applicable issuer.

You may receive only the principal amount at maturity for Structured Investments that provide for repayment of principal. Because the supplemental redemption amount due at maturity on these Structured Investments may equal zero, the return on your investment (i.e., the effective yield to maturity) may be less than the amount that would be paid on an ordinary debt security. The return of only the principal amount at maturity may not compensate you for the effects of inflation or other factors relating to the value of money over time.

Potential conflicts. The issuer of a Structured Investment and its affiliates may play a variety of roles in connection with the Structured Investment, including acting as calculation agent and hedging the issuer’s obligations under the Structured Investment. Such activity could adversely affect the payouts to investors on Structured Investments.

The aforementioned risks are not intended to be an exhaustive list of the risks associated with a particular Structured Investment offering. Before you invest in any Structured Investment, you should thoroughly review the particular investment’s prospectus and related offering materials for a comprehensive description of the risks and considerations associated with the offering.

This material was not prepared by the Research Departments of Morgan Stanley Smith Barney LLC, Morgan Stanley & Co. LLC, or Citigroup Global Markets Inc. and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks.	June 2013

Client Strategy Guide: June 2013 Offerings	Page 5

Structured Investments Spectrum

Structured Investments can be divided into six broad categories, each aimed at offering structural characteristics designed to help investors pursue specific financial objectives – Market-Linked Deposits – FDIC Insured, Market-Linked Notes, Partial Principal at Risk Securities, Enhanced Yield, Leveraged Performance and Access.

Market-Linked Deposits – FDIC Insured combine the repayment of all principal at maturity, subject to applicable FDIC insurance limits and issuer credit risk, with the potential for capital appreciation based on the performance of an underlying asset.

	▶	May be appropriate for investors who do not require periodic interest payments, are concerned about principal at risk, and who are willing to forgo some upside in exchange for the repayment of all principal at maturity, subject to applicable FDIC insurance limits and issuer credit risk.

Market-Linked Notes combine the repayment of all principal at maturity subject to issuer credit risk, with the potential for capital appreciation based on the performance of an underlying asset. Market-Linked Notes do not have the benefit of FDIC insurance.

	▶	May be appropriate for investors who do not require periodic interest payments, are concerned about principal at risk, do not require FDIC insurance on their investment, and who are willing to forgo some upside in exchange for the repayment of all principal at maturity, subject to issuer credit risk.

Partial Principal at Risk Securities combine the repayment of some principal at maturity, subject to issuer credit risk, with the potential for capital appreciation based on the performance of an underlying asset.

	▶	May be appropriate for investors who do not require periodic interest payments, are concerned about principal at risk, do not require FDIC insurance on their investment, and who are willing to risk a portion of their principal and forgo some upside return in exchange for the issuer’s obligation to repay some principal at maturity.

Enhanced Yield Investments seek to potentially generate current income greater than that of a direct investment in an underlying asset with the investor accepting full exposure to the downside with limited or no opportunity for capital appreciation.

	▶	May be appropriate for investors who are willing to forgo some or all of the appreciation in the underlying asset and assume full downside exposure to the underlying asset in exchange for enhanced yield in the form of above-market interest payments.

Leveraged Performance Investments allow investors the possibility of capturing enhanced returns relative to an underlying asset’s actual performance within a given range of performance in exchange for giving up returns above the specified cap, in addition to accepting full downside exposure to the underlying asset.

	▶	May be appropriate for investors who expect only modest changes in the value of the underlying asset and who are willing to give up appreciation on the underlying asset that is beyond the performance range, and bear the same or similar downside risk associated with owning the underlying asset.

Access Investments provide exposure to a market sector, asset class, theme or investment strategy that may not be easily accessible to an individual investor by means of traditional investments.	▶	May be appropriate for investors interested in diversification of, and exposure to, difficult to access underlying asset classes, market sectors or investment strategies.

This material was not prepared by the Research Departments of Morgan Stanley Smith Barney LLC, Morgan Stanley & Co. LLC, or Citigroup Global Markets Inc. and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks.	June 2013

Client Strategy Guide: June 2013 Offerings	Page 6

[Information related to offerings to be issued by issuers that are not affiliated with Citigroup Inc. has been redacted.]

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This material was not prepared by the Research Departments of Morgan Stanley Smith Barney LLC, Morgan Stanley & Co. LLC, or Citigroup Global Markets Inc. and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks.	June 2013

Client Strategy Guide: June 2013 Offerings	Page 7

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This material was not prepared by the Research Departments of Morgan Stanley Smith Barney LLC, Morgan Stanley & Co. LLC, or Citigroup Global Markets Inc. and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks.	June 2013

Client Strategy Guide: June 2013 Offerings	Page 8

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This material was not prepared by the Research Departments of Morgan Stanley Smith Barney LLC, Morgan Stanley & Co. LLC, or Citigroup Global Markets Inc. and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks.	June 2013

Client Strategy Guide: June 2013 Offerings	Page 9

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This material was not prepared by the Research Departments of Morgan Stanley Smith Barney LLC, Morgan Stanley & Co. LLC, or Citigroup Global Markets Inc. and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks.	June 2013

Client Strategy Guide: June 2013 Offerings	Page 10

Opportunities in Multi-Asset

Leveraged Performance	O Jump Securities based upon the Performance of Shares of the SPDR® S&P® 500 ETF Trust (SPY) Relative to Shares of the iShares® Barclays 20+ Year Treasury Bond Fund (TLT) by Citigroup Inc.

Strategy Overview

—    Provides a fixed positive return if the equity return is greater than or equal to the bond return

—    Provides the same downside risk as a strategy involving being long the equity fund and being short the bond fund, if the equity return is less than the bond return

—    May be appropriate for investors anticipating moderate outperformance of the equity fund relative to the bond fund and seeking a fixed positive return for such outperformance, in exchange for an appreciation potential limited to the fixed return amount

 See “Risk Considerations” below

How do the Jump work?

The securities offered by the applicable pricing supplement are unsecured senior debt securities issued by Citigroup Inc. Unlike conventional debt securities, the securities do not pay interest and do not repay a fixed amount of principal at maturity. Instead, the securities offer a payment at maturity that may be greater than or less than the stated principal amount, depending on the relative performance of the equity fund and the bond fund specified below. The performance of each underlying fund will be measured from its initial share price to its final share price and will not reflect dividends or other distributions. The securities offer a fixed positive return at maturity if the equity return is greater than or equal to the bond return, regardless of by how much. However, if the equity return is less than the bond return, you will incur a loss on your investment equal to the underperformance of the equity fund relative to the bond fund. If the equity return is less than the bond return, your losses will reflect leveraged downside exposure to the underperformance of the equity fund relative to the bond fund. This is because, for each $10.00 security, you will have the aggregate net losses of a $10.00 notional “long” investment in the equity fund and a $10.00 notional “short” position with respect to the bond fund. You may lose up to all of your investment in the securities. In order to obtain the exposure to the relative performance of the underlying funds that the securities provide, investors must be willing to accept (i) an investment that may have limited or no liquidity and (ii) the risk of not receiving any amount due under the securities if we default on our obligations.

Risk Considerations

✓   You may lose your entire investment in the securities at maturity

✓    Leveraged downside exposure to the potential underperformance of the equity fund relative to the bond fund

✓    Appreciation potential is limited to the fixed return

✓   Does not provide for current income; no interest payments

✓   Your return on the securities will not be the return you could have achieved on a direct “long” investment in the equity fund

✓   Your return on the securities will not be the return you could have achieved on a direct “short” position with respect to the bond fund

✓   The relationship between the performances of the equity fund and the bond fund will determine your return on the securities but is impossible to predict

✓   The securities may perform particularly poorly in declining equity markets

✓   The price of shares of the bond fund may be volatile and will be significantly affected by market interest rates

✓   Your payment at maturity depends on the closing prices of the shares of the underlying funds on a single day

✓   The securities are subject to the credit risk of Citigroup Inc.

✓   The securities will not be listed on a securities exchange and you may not be able to sell them prior to maturity

✓    The estimated value of the securities on the pricing date, based on proprietary pricing models of Citigroup Global Markets Inc. (“CGMI”), an affiliate of the issuer, and an internal funding rate of the issuer, will be less than the issue price

✓   The estimated value of the securities was determined for the issuer by its affiliate using proprietary pricing models

✓   The estimated value of the securities would be lower if it were calculated based on the issuer’s secondary market rate

✓   The estimated value of the securities is not an indication of the price, if any, at which CGMI or any other person may be willing to buy the securities from you in the secondary market

✓   The value of the securities prior to maturity will fluctuate based on many unpredictable factors

✓   Immediately following issuance, any secondary market bid price provided by CGMI, and the value that will be indicated on any brokerage account statements prepared by CGMI or its affiliates, will reflect a temporary upward adjustment

✓    The offering of the securities by the issuer is not a recommendation of the strategy represented by the securities

✓    The prices of the shares of the underlying funds may be affected by the issuer or its affiliates’ hedging and other trading activities

✓    The issuer and its affiliates may have economic interests that are adverse to yours as a result of its affiliates’ business activities

✓    You will not have voting rights, rights to receive any dividends or other distributions or any other rights with respect to the underlying funds

✓    The prices of the shares of the underlying funds may not completely track the performance of their respective underlying indices

✓    The securities may become linked to a fund other than an original underlying fund upon the occurrence of a reorganization event or upon the delisting of either of the underlying funds

✓   The calculation agent, which is an affiliate of the issuer, will make important determinations with respect to the securities

✓   The historical prices of the underlying funds should not be taken as an indication of their future prices during the term of the securities

Additional risk factors can be found in the applicable pricing supplement and the following pages of this document

This material was not prepared by the Research Departments of Morgan Stanley Smith Barney LLC, Morgan Stanley & Co. LLC, or Citigroup Global Markets Inc. and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks.	June 2013

Client Strategy Guide: June 2013 Offerings	Page 11

Key Terms of the Jump
Issuer	Citigroup Inc.
Underlying Funds	SPDR® S&P® 500 ETF Trust (the “Equity Fund”) & iShares® Barclays 20+ Year Treasury Bond Fund (the “Bond Fund”)
Maturity Date	Expected to be July 2, 2015 (approximately 2 years)
Payment at Maturity

For each $10.00 security you hold at maturity:

•   If the Equity Return is greater than or equal to the Bond Return:

$10.00 + the Fixed Return Amount

•   If the Equity Return is less than the Bond Return:

$10.00 + ($10.00 × the Relative Performance Factor, which will be negative)

If the Equity Return is less than the Bond Return, your Payment at Maturity will be less than the $10.00 Stated Principal Amount per security and possibly zero. You should not invest in the securities unless you are willing and able to bear the risk of losing a significant portion, and up to all, of your investment

Initial Share Price	• With respect to the Equity Fund: the closing price of shares of the Equity Fund on the Pricing Date • With respect to the Bond Fund: the closing price of shares of the Bond Fund on the Pricing Date
Final Share Price	For each Underlying Fund, the closing price of shares of the Underlying Fund on the Valuation Date
Equity Return	With respect to the Equity Fund, (Final Share Price – Initial Share Price) / Initial Share Price
Bond Return	With respect to the Bond Fund, (Final Share Price – Initial Share Price) / Initial Share Price
Fixed Return Amount

$1.90 to $2.30 per security (19.00% to 23.00% of the Stated Principal Amount). The actual Fixed Return Amount will be determined on the Pricing Date. You will receive the Fixed Return Amount only if the Equity Return is greater than or equal to the Bond Return

Relative Performance Factor	The Equity Return minus the Bond Return
Issue Price/Stated Principal Amount	$10.00 per security
Valuation Date

Expected to be June 29, 2015, subject to postponement if such date is not a schedule trading day for either Underlying Fund or certain market disruption events occur with respect to either Underlying Fund

Expected Pricing Date[1]	This offering is expected to close for ticketing on Friday, June 28, 2013

1	Expected Pricing Dates are subject to change. Due to market conditions, Morgan Stanley Wealth Management or the applicable issuer may close the deal prior to, or postpone, the Expected Pricing Date. Terms in brackets are indicative only and are subject to change. Terms will be fixed on the pricing date for the investment.

This material was not prepared by the Research Departments of Morgan Stanley Smith Barney LLC, Morgan Stanley & Co. LLC, or Citigroup Global Markets Inc. and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks.	June 2013

Client Strategy Guide: June 2013 Offerings	Page 12

Opportunities in U.S. Equities

Leveraged Performance	O Buffered PLUSSM based on the S&P 500® Index (SPX) by Citigroup Inc.

Strategy Overview

—     Leveraged exposure to the underlying index up to the maximum return at maturity, with full downside exposure to the extent a decline in the underlying index exceeds the buffer amount at maturity

—    May be appropriate for investors who anticipate moderate appreciation of the S&P 500® Index and are willing to forgo some upside exposure (in the form of less leverage and/or a lower maximum payment at maturity, compared to a PLUS without a buffer) in exchange for limited protection against depreciation of the underlying index

     See “Risk Considerations” below

How do the Buffered PLUS work?

The securities offered by the applicable pricing supplement are unsecured senior debt securities issued by Citigroup Inc. Unlike conventional debt securities, the securities do not pay interest and do not repay a fixed amount of principal at maturity. Instead, the securities offer a payment at maturity that may be greater than, equal to or less than the stated principal amount, depending on the performance of the S&P 500® Index (the “index”) from the initial index level to the final index level. The securities offer leveraged exposure to a limited range of potential appreciation of the index and a limited buffer against the potential depreciation of the index as described below. In exchange, investors in the securities must be willing to forgo (i) any appreciation of the index in excess of the maximum return at maturity specified below and (ii) any dividends that may be paid on the stocks that constitute the index. In addition, investors in the securities must be willing to accept downside exposure to any depreciation of the index in excess of the 10.00% buffer. If the index depreciates by more than 10.00% from the pricing date to the valuation date, you will lose 1% of the stated principal amount of your securities for every 1% by which that depreciation exceeds 10.00%. In order to obtain the modified exposure to the index that the securities provide, investors must be willing to accept (i) an investment that may have limited or no liquidity and (ii) the risk of not receiving any amount due under the securities if we default on our obligations.

Risk Considerations

✓   You may lose up to 90% of your investment

✓    Full downside exposure to the S&P 500® Index beyond the buffer amount

✓    Appreciation potential is Iimited by the maximum return at maturity

✓   Does not provide for current income; no interest payments

✓   Investing in the Buffered PLUS is not equivalent to investing in the index or the stocks that constitute the index

✓   Your payment at maturity depends on the closing level of the index on a single day

✓   The Buffered PLUS are subject to the credit risk of Citigroup, Inc.

✓    The amount payable on the Buffered PLUS is not linked to the value of the underlying index at any time other than the valuation date

✓    The Buffered PLUS will not be listed on a securities exchange and you may not be able to sell them prior to maturity

✓    The estimated value of the Buffered PLUS was determined for the issuer by its affiliates using proprietary pricing models

✓    The estimated value of the Buffered PLUS would be lower if it were calculated based on the issuer’s secondary market rate

✓    The estimated value of the Buffered PLUS is not an indication of the price, if any, which Citi Global Markets Inc. (“CGMI”), an affiliate of the issuer, or any other person may be willing to buy the Buffered PLUS from you in the secondary market

✓   The value of the Buffered PLUS prior to maturity will fluctuate based on many unpredictable factors

✓   Immediately following issuance, any secondary market bid prices provided by CGMI, and the value that will be indicated on any brokerage account statements prepared by CGMI or its affiliates, will reflect a temporary upward adjustment

✓    The offering of the Buffered PLUS by the issuer is not a recommendation of the index

✓    The level of the index may be adversely affected by the hedging and other trading activities of the issuer or its affiliates

✓    The issuer and its affiliates may have economic interests that are adverse to yours as a result of its affiliates’ business activities

✓    The calculation agent, which is a subsidiary of the issuer, will make determinations with respect to the Buffered PLUS

✓    Adjustments to the index could adversely affect the value of the Buffered PLUS

✓    The historical performance of the underlying index is not an indication of future performance

Additional risk factors can be found in the applicable pricing supplement and the following pages of this document

This material was not prepared by the Research Departments of Morgan Stanley Smith Barney LLC, Morgan Stanley & Co. LLC, or Citigroup Global Markets Inc. and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks.	June 2013

Client Strategy Guide: June 2013 Offerings	Page 13

Key Terms of the Buffered PLUSSM
Issuer	Citigroup Inc.
Index	S&P 500® Index (SPX)
Valuation Date	Expected to be December 24, 2015, subject to postponement if such date is not a scheduled trading day or if certain market disruption events occur
Maturity Date	Expected to be December 30, 2015 (approximately 2.5 years)
Leverage Factor	200%
Buffer Amount	10%
Payment at Maturity

For each $10.00 Stated Principal Amount security you hold at maturity:

•   If the Final Index Level is greater than the Initial Index Level: $10.00 + the Leveraged Return Amount, subject to the Maximum Return at Maturity

•   If the Final Index Level is equal to or less than the Initial Index Level by an amount equal to or less than the Buffer Amount: $10.00

•   If the Final Index Level is less than the Initial Index Level by an amount greater than the Buffer Amount: ($10.00 × the Index Performance Factor) +     $1.00

If the Final Index Level declines from the Initial Index Level by more than 10.00%, your Payment at Maturity will be less, and possibly significantly less, than the $10.00 Stated Principal Amount per security. You should not invest in the securities unless you are willing and able to bear the risk of losing a significant portion of your investment

Initial Index Level	The closing level of the Index on the Pricing Date
Final Index Level	The closing level of the Index on the Valuation Date
Index Performance Factor	The Final Index Level divided by the Initial Index Level
Index Percent Increase	The Final Index Level minus the Initial Index Level, divided by the Initial Index Level
Leveraged Return Amount	$10 × Index Percent Increase × Leverage Factor
Leverage Factor	200.00%
Maximum Return at Maturity

$1.90 to $2.30 per security (19.00% to 23.00% of the Stated Principal Amount), to be determined on the Pricing Date. Because of the Maximum Return at Maturity, the Payment at Maturity will not exceed $11.90 to $12.30 per security

Issue Price/Stated Principal Amount	$10.00 per security
No listing	The securities will not be listed on any securities exchange.
Expected Pricing Date[1]	This offering is expected to close for ticketing on Friday, June 28, 2013

[1]

Expected Pricing Dates are subject to change. Due to market conditions, Morgan Stanley Wealth Management or the applicable issuer may close the deal prior to, or postpone, the Expected Pricing Date. Some terms are subject to change. Terms will be fixed on the pricing date for the investment.

This material was not prepared by the Research Departments of Morgan Stanley Smith Barney LLC, Morgan Stanley & Co. LLC, or Citigroup Global Markets Inc. and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks.	June 2013

Client Strategy Guide: June 2013 Offerings	Page 14

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This material was not prepared by the Research Departments of Morgan Stanley Smith Barney LLC, Morgan Stanley & Co. LLC, or Citigroup Global Markets Inc. and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks.	June 2013

Client Strategy Guide: June 2013 Offerings	Page 15

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This material was not prepared by the Research Departments of Morgan Stanley Smith Barney LLC, Morgan Stanley & Co. LLC, or Citigroup Global Markets Inc. and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks.	June 2013

Client Strategy Guide: June 2013 Offerings	Page 16

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This material was not prepared by the Research Departments of Morgan Stanley Smith Barney LLC, Morgan Stanley & Co. LLC, or Citigroup Global Markets Inc. and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks.	June 2013

Client Strategy Guide: June 2013 Offerings	Page 17

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This material was not prepared by the Research Departments of Morgan Stanley Smith Barney LLC, Morgan Stanley & Co. LLC, or Citigroup Global Markets Inc. and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks.	June 2013

Client Strategy Guide: June 2013 Offerings	Page 18

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This material was not prepared by the Research Departments of Morgan Stanley Smith Barney LLC, Morgan Stanley & Co. LLC, or Citigroup Global Markets Inc. and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks.	June 2013

Client Strategy Guide: June 2013 Offerings	Page 19

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This material was not prepared by the Research Departments of Morgan Stanley Smith Barney LLC, Morgan Stanley & Co. LLC, or Citigroup Global Markets Inc. and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks.	June 2013

Client Strategy Guide: June 2013 Offerings	Page 20

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This material was not prepared by the Research Departments of Morgan Stanley Smith Barney LLC, Morgan Stanley & Co. LLC, or Citigroup Global Markets Inc. and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks.	June 2013

Client Strategy Guide: June 2013 Offerings	Page 21

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This material was not prepared by the Research Departments of Morgan Stanley Smith Barney LLC, Morgan Stanley & Co. LLC, or Citigroup Global Markets Inc. and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks.	June 2013

Client Strategy Guide: June 2013 Offerings	Page 22

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This material was not prepared by the Research Departments of Morgan Stanley Smith Barney LLC, Morgan Stanley & Co. LLC, or Citigroup Global Markets Inc. and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks.	June 2013

Client Strategy Guide: June 2013 Offerings	Page 23

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This material was not prepared by the Research Departments of Morgan Stanley Smith Barney LLC, Morgan Stanley & Co. LLC, or Citigroup Global Markets Inc. and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks.	June 2013

Client Strategy Guide: June 2013 Offerings	Page 24

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This material was not prepared by the Research Departments of Morgan Stanley Smith Barney LLC, Morgan Stanley & Co. LLC, or Citigroup Global Markets Inc. and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks.	June 2013

Client Strategy Guide: June 2013 Offerings	Page 25

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This material was not prepared by the Research Departments of Morgan Stanley Smith Barney LLC, Morgan Stanley & Co. LLC, or Citigroup Global Markets Inc. and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks.	June 2013

Client Strategy Guide: June 2013 Offerings	Page 26

Selected Risks & Considerations

An investment in Structured Investments involves a variety of risks. Structured Investments may be linked to a wide variety of underlying assets, and each underlying asset will have its own unique set of risks and considerations. For example, some underlying assets have significantly higher volatility than others. Before you invest in any Structured Investment, you should thoroughly review the relevant prospectus and related offering materials for a comprehensive description of the risks associated with the Structured Investment, including the risks related to the underlying asset(s) to which the Structured Investment is linked.

The following are general risks applicable to most types of Structured Investments:

Issuer Credit Risk

All payments on Structured Investments are subject to the credit risk of the applicable issuer. Any payments of interest or payments at maturity on a Structured Investment are subject to the credit risk of the applicable issuer and the issuer’s credit ratings and credit spreads may adversely affect the market value of the Structured Investment. Investors are dependent on the applicable issuer’s ability to pay periodic interest payments, if any, and all amounts due on the Structured Investment at maturity and therefore investors are subject to the credit risk of the applicable issuer and to changes in the market’s view of the applicable issuer’s credit risk. If the applicable issuer defaults on its obligations under the Structured Investment, the investor’s investment would be at risk and an investor could lose some or all of its investment. Any decline in the applicable issuer’s credit ratings or increase in the credit spreads charged by the market for taking credit risk of the issuer is likely to adversely affect the value of the Structured Investment. Furthermore, unless issued as market-linked certificate of deposit, Structured Investments are not bank deposits and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency, nor are they obligations of, or guaranteed by, a bank.

Market Risk

The price at which a particular Structured Investment may be sold prior to maturity will depend on a number of factors and may be substantially less than the amount for which they were originally purchased. Some of these factors include, but are not limited to: (i) changes in the level of the underlying asset or reference index, (ii) volatility of the underlying asset or reference index, (iii) changes in interest rates, (iv) any actual or anticipated changes in the credit ratings of the applicable issuer or credit spreads charged by the market for taking the issuer’s credit risk and (v) the time remaining to maturity. In addition, we expect that the secondary market prices of a Structured Investment will be adversely affected by the fact that the issue price of the securities includes the agent’s commissions and expected profit. You may receive less, and possibly significantly less, than the stated principal amount if you sell your investments prior to maturity.

Liquidity Risk

There may be little or no secondary market for a particular Structured Investment and you should be prepared to hold your investments until maturity. If the applicable pricing supplement so specifies, we may apply to list a particular Structured Investment on a securities exchange, but it is not possible to predict whether any Structured Investment will meet the listing requirements of that particular exchange, or if listed, whether any secondary market will exist. Therefore, there may be little or no secondary market for Structured Investments. Issuers may, but are not obligated to, make a market in the Structured Investments. Even if there is a secondary market for a particular Structured Investment, it may not provide enough liquidity to allow you to trade or sell your Structured Investment easily. Because it is not expected that other broker-dealers will participate significantly in the secondary market for Structured Investments, the price at which you may be able to trade a Structured Investment is likely to depend on the price, if any, at which Morgan Stanley Wealth Management or another broker-dealer affiliated with the particular issuer of the security is willing to transact. If at any time Morgan Stanley Wealth Management or any other broker dealer were not to make a market in Structured Investments, it is likely that there would be no secondary market for Structured Investments.

Past Performance Not Indicative of Future Results

The historical performance of an underlying asset or reference index is not an indication of future performance. Historical performance of an underlying asset or reference index to which a specific Structured Investment is linked should not be taken as an indication of the future performance of the underlying asset or reference index during the term of the Structured Investment. Changes in the levels of the underlying asset or reference index will affect the trading price of the Structured Investment, but it is impossible to predict whether such levels will rise or fall.

This material was not prepared by the Research Departments of Morgan Stanley Smith Barney LLC, Morgan Stanley & Co. LLC, or Citigroup Global Markets Inc. and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks.	June 2013

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Conflicts of Interest

The applicable issuer, its affiliates, Morgan Stanley Wealth Management and/or its affiliates may be market participants. The applicable issuer, one or more of its affiliates or Morgan Stanley Wealth Management or its affiliates may, currently or in the future, publish research reports with respect to movements in the underlying asset to which any specific Structured Investment is linked. Such research is modified from time to time without notice and may express opinions or provide recommendations that are inconsistent with purchasing or holding a specific Structured Investment or Structured Investments generally. Any of these activities could affect the market value of a specific Structured Investment or Structured Investments generally.

In most Structured Investments, an affiliate of Morgan Stanley or the applicable issuer is designated to act as calculation agent to calculate the periodic interest or payment at maturity due on the Structured Investment. Any determinations made by the calculation agent may affect the payout to investors.

Hedging & Trading Activity

Hedging and trading activity by the issuer and its subsidiaries and affiliates could potentially adversely affect the value of the Structured Investments. We expect that the calculation agent and its affiliates for a particular Structured Investment will carry out hedging activities related to that Structured Investment, including trading in the underlying asset, as well as in other instruments related to the underlying asset. The issuer’s subsidiaries and affiliates may also trade in the underlying asset and other instruments related to the underlying asset on a regular basis as part of their general broker-dealer and other businesses. Any of these hedging or trading activities on or prior to the pricing date and during the term of the Structured Investment could adversely affect the value of the underlying asset, and, accordingly, the payout to investors.

Commissions & Hedging Profits

The inclusion of commissions and projected profit from hedging in the original issue price is likely to adversely affect secondary market prices of Structured Investments. Assuming no change in market conditions or any other relevant factors, the price, if any, at which any dealer is willing to purchase Structured Investments in secondary market transactions will likely be lower than the original issue price, since the original issue price includes, and secondary market prices are likely to exclude, commissions paid with respect to the Structured Investments, as well as the cost of hedging the applicable issuer’s obligations under the Structured Investments. The cost of hedging includes the projected profit that the calculation agent and its affiliates may realize in consideration for assuming the risks inherent in managing the hedging transactions. In addition, any secondary market prices may differ from values determined by pricing models used by the dealer as a result of dealer discounts, mark-ups or other transaction costs.

With respect to any MLD offering, you can only count on FDIC insurance to cover the principal amount of each MLD and, if applicable, the minimum index interest.

In the event that FDIC insurance payments become necessary for the MLDs prior to the maturity date, the FDIC is only required to pay the Principal Amount of the MLDs together with any accrued minimum index interest, if any, as prescribed by law, and subject to the applicable FDIC insurance limits. FDIC insurance is not available for any index interest if the applicable issuer fails prior to the maturity date, in the case of the MLDs. FDIC insurance is also not available for any secondary market premium paid by a depositor above the principal amount of an MLD. Except to the extent insured by the FDIC, the MLDs are not otherwise insured by any governmental agency or instrumentality or any other person.

This material was not prepared by the Research Departments of Morgan Stanley Smith Barney LLC, Morgan Stanley & Co. LLC, or Citigroup Global Markets Inc. and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks.	June 2013

Client Strategy Guide: June 2013 Offerings	Page 28

IMPORTANT INFORMATION AND QUALIFICATIONS:

This material was prepared by sales, trading or other non-research personnel of Morgan Stanley Smith Barney LLC (together with its affiliates hereinafter, “Morgan Stanley Wealth Management,” or “the firm”). Morgan Stanley Wealth Management was formed pursuant to a Joint Venture between Citigroup Inc. and Morgan Stanley & Co. LLC (“Morgan Stanley & Co.”). This material was not produced by a research analyst of Morgan Stanley & Co., Citigroup Global Markets Inc., (“Citigroup”) or Morgan Stanley Wealth Management, although it may refer to a Morgan Stanley & Co., Citigroup, or Morgan Stanley Wealth Management research analyst or report. Unless otherwise indicated, these views (if any) are the author’s and may differ from those of the aforementioned research departments or others in the firms.

We remind investors that these investments are subject to market risk and will fluctuate in value. The investments discussed or recommended in this communication may be unsuitable for investors depending upon their specific investment objectives and financial position. No representation or warranty is made that any returns indicated will be achieved. Potential investors should be aware that certain legal, accounting and tax restrictions, margin requirements, commissions and other transaction costs may significantly affect the economic consequences of the transactions discussed herein. The information and analyses contained herein are not intended as tax, legal or investment advice and may not be suitable for your specific circumstances.

These materials may not be distributed in any jurisdiction where it is unlawful to do so. The products described in this communication may not be marketed or sold or be available for offer or sale in a number of jurisdictions where it is unlawful to do so. This publication is disseminated in Japan by Morgan Stanley Japan Limited; in Hong Kong by Morgan Stanley Asia Limited; in Singapore by Morgan Stanley Asia (Singapore) Pte., regulated by the Monetary Authority of Singapore, which accepts responsibility for its contents; in Australia by Morgan Stanley Australia Limited A.B.N. 67 003 734 576, a licensed dealer, which accepts responsibility for its contents; in Canada by Morgan Stanley Canada Limited, which has approved of, and has agreed to take responsibility for, the contents of this publication in Canada; in Spain by Morgan Stanley, S.V., S.A., a Morgan Stanley group company, which is supervised by the Spanish Securities Markets Commission (CNMV) and states that this document has been written and distributed in accordance with the rules of conduct applicable to financial research as established under Spanish regulations; in the United States by Morgan Stanley & Co. LLC, which accepts responsibility for its contents; and in the United Kingdom, this publication is approved by Morgan Stanley & Co. International PLC, solely for the purposes of section 21 of the Financial Services and Markets Act 2000 and is distributed in the European Union by Morgan Stanley & Co. International PLC, except as provided above. Private U.K. investors should obtain the advice of their Morgan Stanley & Co. International PLC representative about the investments concerned. In Australia, this publication, and any access to it, is intended only for “wholesale clients” within the meaning of the Australian Corporations Act. Third-party data providers make no warranties or representations of any kind relating to the accuracy, completeness, or timeliness of the data they provide and shall not have liability for any damages of any kind relating to such data.

Any estimates, projections or predictions (including in tabular form) given in this communication are intended to be forward-looking statements. Although Morgan Stanley believes that the expectations in such forward-looking statement are reasonable, it can give no assurance that any forward-looking statements will prove to be correct. Such estimates are subject to actual known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from those projected. These forward-looking statements speak only as of the date of this communication. Morgan Stanley expressly disclaims any obligation or undertaking to update or revise any forward-looking statement contained herein to reflect any change in its expectations or any change in circumstances upon which such statement is based. Prices indicated are Morgan Stanley offer prices at the close of the date indicated. Actual transactions at these prices may not have been effected.

The trademarks and service marks contained herein are the property of their respective owners. Additional information on recommended securities discussed herein is available on request. This communication or any portion hereof, may not be reprinted, resold or redistributed without the prior written consent of Morgan Stanley.

“PLUSSM” is a service mark of Morgan Stanley.

“Standard & Poor’s®,” “S&P®,” “S&P 500®” and “SPDR®” are trademarks of Standard & Poor’s Financial Services LLC (“S&P”) and have been licensed for use. The securities are not sponsored, endorsed, sold or promoted by S&P, and S&P makes no representation regarding the advisability of investing in the securities.

“iShares®” is a registered mark of BlackRock Institutional Trust Company, N.A.

© 2013 Morgan Stanley Smith Barney LLC. Member SIPC.

This material was not prepared by the Research Departments of Morgan Stanley Smith Barney LLC, Morgan Stanley & Co. LLC, or Citigroup Global Markets Inc. and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks.	June 2013